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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-38429 of AmeriPath, Inc. on Form S-1 of our report dated August 15, 1997 on the combined financial statements of CoLab Incorporated Professional Corporation, MicroDiagnostics, P.C. and Anatomical Pathology Services, P.C. appearing in Registration Statement No. 333-34265 on Form S-1 of AmeriPath, Inc.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Indianapolis, Indiana

October 22, 1997